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                                                     EXHIBIT 23.1


       Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sola Optical 401(k) Saving Plan of Sola International Inc. of our report dated May 5, 1995, with respect to the consolidated financial statements and financial statement schedule of Sola International Inc. as of March 31, 1995 and 1994, for the year ended March 31, 1995 and for the four months ended March 31, 1994, and the combined financial statements of the Predecessor Business for the eight months ended November 30, 1993, included in its Annual Report (Form 10-K) for the year ended March 31, 1995, filed with the Securities and Exchange Commission.

                                                ERNST & YOUNG LLP

Palo Alto, California
May 22, 1996

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                                                     EXHIBIT 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 4, 1993, on our audit of the financial statements and financial statement schedule of Sola Group for the year ended March 31, 1993, which appear in the Annual Report on Form 10-K.

                                         COOPERS & LYBRAND L.L.P.

San Jose, California
May 22, 1996